Exhibit 99.1 PRESS RELEASE

STERLING RECEIVES APPROVALS TO START PHOSPHATE PRODUCTION IN CHINA

VANCOUVER, BRITISH COLUMBIA, April 26, 2012 /PRNewswire

Sterling Group Ventures, Inc. (the "Company") (OTCQB: SGGV) (FRANKFURT: GD7) is pleased to advise that it has signed an agreement with a mining contractor located in the area of the Company's Gaoping Phosphate project, Chenxi County, Hunan Province, to be operator of the mining and production activities on the project. To date the hydro electric power has been extended to the project, the land use permits have been executed with the various landholders in the area, the Company has also received conditional safety approval and the project is essentially ready to begin production on a small scale basis to be further ramped up as the development and production plan takes effect. The conditional safety approval is expected to become final after inspection when the mine construction is completed.

The Company will disseminate a further news release upon commencing initial production.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok, Chairman & CEO

For further information, please contact:
Raoul Tsakok, Chairman , Richard Shao, PhD, President or Robert Smiley, JD, Director
Phone: (604) 689-4407 Fax: (604) 408-8515
Email: info@sterlinggroupventures.com

Any forward-looking statement in this press release is made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, economic and political factors, product prices and changes in international and local markets, as well as the inherent risks of the mining related business. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding resources and reserves have been based on audits conducted under Chinese methods of calculation which the SEC guidelines strictly prohibit in its filings.